                                                             Page 38 of 59 Pages

                                                                       Exhibit 2

                         Executive Officers and
                  Members of Conseil d'Administration
                                   of
                                 FINAXA

            The names of the Members of Conseil d'Administration and the names and titles of the Executive Officers of Finaxa and their business addresses and principal occupations are set forth below. If no address is given, the Member's or Executive Officer's business address is that of Finaxa at 23, avenue Matignon, 75008 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to Finaxa and each individual is a citizen of the Republic of France.

         Name, Business Address              Present Principal Occupation
         ----------------------              ----------------------------
       *  Claude Bebear                    Chairman and Chief Executive Officer;
                                           Chairman of the Executive Board,
                                           AXA-UAP

       *  Henri de Castries                Senior Executive Vice President,
                                           Financial Services and Life Insurance
                                           Activities (U.S. & U.K.), AXA-UAP

       *  Henri de Clermont-Tonnerre       Chairman of the Supervisory Board,
          90, rue de Miromesnil            Qualis SCA (transportation)
          75008 Paris, France


       *  Jean-Rene Fourtou                Chairman and Chief Executive Officer,
          25, quai Paul Doumer             Rhone-Poulenc S.A. (industry)
          92408 Courbevoie, France


       *  Patrice Garnier                  Retired
          Latreaumont
          76360 Baretin, France

       *  Henri Hottinguer (1)             Chairman and Chief Executive Officer,
          38, rue de Provence              Banque Hottinguer (banking)
          75009 Paris, France

       *  Paul Hottinguer (1)              Assistant Chairman and Chief Executive
          38, rue de Provence              Officer, Banque Hottinguer (banking)
          75009 Paris, France

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                                                             Page 39 of 59 Pages

            Name, Business Address           Present Principal Occupation
            ----------------------           ----------------------------
       *  Henri Lachmann                   Chairman and Chief Executive Officer,
          56, rue Jean Giraudoux           Strafor Facom (office furniture)
          67000 Strasbourg, France

       *  Andre Levy-Lang                  Chief Executive Officer, Paribas
          3, rue d'Antin
          75002 Paris, France

          Gerard de La Martiniere          Chief Executive Officer; Senior
                                           Executive Vice President, Chief
                                           Financial Officer, AXA-UAP

       *  Georges Rousseau                 Retired
          2, rue des Mouettes
          76130 Mont Saint Aignan, France

-------------------------------------------
    *  Member, Conseil d'Administration
  (1)  Citizen of Switzerland